Exhibit 99.1

FOR IMMEDIATE RELEASE

JAMES RIVER GROUP HOLDINGS REPORTS FOURTH QUARTER NET
OPERATING INCOME OF $18.8 MILLION OR $0.65 PER DILUTED SHARE

______________________________

OPERATING RETURN ON TANGIBLE EQUITY OF 12.4% FOR 2014

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COMBINED RATIO OF 90.3% FOR FOURTH QUARTER AND 93.5% FOR 2014

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DECLARES $0.16 PER SHARE DIVIDEND

______________________________

Hamilton, Bermuda, February 18, 2015— James River Group Holdings, Ltd. (NASDAQ: JRVR) today announced financial results for the fourth quarter and year ended December 31, 2014.

Highlights for the fourth quarter include:

•	Overall growth in gross written premiums of 22.7% to $103.2 million in the quarter compared to $84.1 million in the fourth quarter of 2013; comprised of the following:
o	Growth in our Excess and Surplus Lines segment of 38.9% to $70.2 million from $50.5 million in 2013;
o	Growth in our Specialty Admitted Insurance segment of $15.9 million, increasing to $18.9 million from $3.0 million in the fourth quarter of 2013; and a
o	Reduction in our Casualty Reinsurance segment of 54.0% to $14.1 million from $30.6 million in the fourth quarter of 2013.
•	Growth in net written premium for the quarter was 16.3% to $82.5 million compared to $70.9 million in the fourth quarter of 2013;
•	A combined ratio of 90.3% compared to 83.9% in the prior year;
•	Net operating income in 2014 of $18.8 million compared to $18.3 million in the prior year;
•	Diluted operating earnings per share of $0.65 compared to $0.64 in the prior year;
•	Net income in 2014 of $8.9 million compared to $18.0 million in the prior year, with the fourth quarter of 2014 including $11.4 million, on an after-tax basis, of costs related to the Company’s IPO;
•	Fully diluted earnings per share of $0.31 compared to $0.63 in the prior year, with the fourth quarter of 2014 including $0.39 per share of cost related to the Company’s IPO; and
•	An operating return on tangible equity for the quarter of 4.1%.

32 Victoria Street, Milner Place, Hamilton HM 12, Bermuda

Mailing address ● P.O. Box 1502, Hamilton HM FX, Bermuda

Tel 441.278.4580 ● Fax 441.278.4588

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JRVR Announces Fourth Quarter Results

February 18, 2015

Highlights for the year ended December 31, 2014, include:

•	Overall growth in gross written premiums of 40.8% to $518.8 million for all of 2014 compared to $368.5 million in 2013; comprised of the following:
o	Growth in our Excess and Surplus Lines segment of 31.3% to $252.7 million from $192.4 million in 2013;
o	Growth in our Specialty Admitted Insurance segment of $38.8 million; increasing to $59.4 million from $20.6 million in 2013; and
o	Growth in our Casualty Reinsurance segment of 32.9% to $206.7 million from $155.5 million in 2013.
•	Growth in net written premium for all of 2014 was 38.4% to $450.1 million compared to $325.2 million in 2013;
•	A combined ratio of 93.5% compared to 91.2% in the prior year;
•	Net operating income of $58.4 million compared to $58.9 million in the prior year;
•	Diluted operating earnings per share of $2.03 compared to $1.93 in the prior year;
•	Net income in 2014 of $44.7 million compared to $67.3 million in the prior year, with 2014 including $13.2 million, on an after-tax basis, of costs related to the Company’s IPO;
•	Fully diluted earnings per share of $1.55 compared to $2.21 in the prior year, with 2014 including $0.46 of costs related to the Company’s IPO; and
•	An operating return on tangible equity for the year of 12.4%.

J. Adam Abram, Chairman and Chief Executive Officer, said, “We are pleased to have such good results to report to our new shareholders who purchased shares in our initial public offering.  We achieved a 93.5% combined ratio in 2014, with all segments reporting underwriting profits.  Moreover, we believe we enter 2015 with a solid balance sheet.”

“Our tangible book value grew by 3.0% during the fourth quarter. Going forward, we seek to report steady underwriting profits and deliver consistent returns on equity for our shareholders.”

“In keeping with our Board’s emphasis on capital efficiency and management, the Directors voted to declare a $0.16 per share dividend to be paid March 31.”

Net operating earnings per diluted share for the fourth quarter of 2014 were $0.65 and excluded $0.39 per share of costs related to the initial public offering of the Company’s common shares which was completed in December 2014. This amount compares to $0.64 for the same period in 2013. Net operating earnings per share for the year ended December 31, 2014 were $2.03 and excluded $0.46 per share of costs related to the Company’s initial public offering. This amount compares to $1.93 for the year ended 2013. Diluted shares outstanding were 28.9 million for the quarter and 28.8 million for the year ended December 31, 2014 (28.8 million and 30.5 million, respectively, in the prior year).

Fully diluted earnings per share for the fourth quarter of 2014 were $0.31. This amount compares to $0.63 for the same period in 2013. Fully diluted earnings per share for the year ended December 31, 2014 were $1.55. This amount compares to $2.21 for the year ended 2013.

The combined ratio for the Company was 90.3% (comprised of a loss ratio of 59.4% and an expense ratio of 30.9%) for the fourth quarter of 2014. This compares to a combined ratio of 83.9% (comprised of a loss ratio of 52.3% and an expense ratio of 31.6%) in the prior year. For

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JRVR Announces Fourth Quarter Results

February 18, 2015

the full year, the combined ratio for the Company was 93.5% (comprised of a loss ratio of 59.9% and an expense ratio of 33.6%) for 2014. This compares to a combined ratio of 91.2% (comprised of a loss ratio of 56.2% and an expense ratio of 35.0%) in the prior year.

Results for the fourth quarter and year ended December 31, 2014 include favorable reserve development on prior accident years of $8.3 million and $27.4 million, respectively. In the prior year, this favorable reserve development was $17.0 million and $37.5 million, respectively. On an after-tax basis, favorable reserve development for the fourth quarter and year ended December 31, 2014 are $7.1 million and $23.9 million, respectively (in the prior year, these after-tax, favorable reserve development amounts were $15.3 million and $33.1 million, respectively).

The improvement in the overall expense ratio in the fourth quarter as well as the full year 2014 compared to the same periods in 2013 was primarily due to the increase in our earned premiums which grew 35.0% in the fourth quarter of 2014 to $110.2 million from $81.6 million and 20.8% for all of 2014 to $396.2 million from $328.1 million in 2013.

The Excess and Surplus Lines segment’s combined ratio was 77.6% and 82.5% for the quarter and year ended December 31, 2014, respectively. In the prior year, this segment’s results were 56.3% and 69.3%, respectively. In the quarter and year ended December 31, 2014, we recognized $9.0 million and $27.3 million in favorable reserve development representing 15.7 points and 13.9 points of the loss and combined ratio, respectively. In the same periods in 2013, we recognized $15.0 million and $40.7 million in favorable reserve development representing 39.0 points and 28.7 points of the loss and combined ratio, respectively.

The Specialty Admitted Insurance segment’s combined ratio was 90.5% for the quarter and 99.9% for the year ended December 31, 2014. In the prior year, this segment’s results were 124.4% and 121.6%, respectively. In the quarter and year ended December 31, 2014, we recognized $2.6 million and $5.9 million in favorable reserve development representing 27.1 points and 20.6 points of the loss and combined ratio, respectively. In the same periods in 2013, we recognized $951,000 and $1.4 million in favorable reserve development representing 20.2 points and 7.9 points of the loss and combined ratio, respectively. Additionally the expense ratio for the quarter and year ended December 31, 2014 of 39.4% and 46.5%, respectively, has begun to show the effects of the successful ramp up of the programs and fronting business along with an overall increase in earned premiums in this segment. For the same periods in the prior year, the expense ratios were 53.7% and 54.2%, respectively.

The Casualty Reinsurance segment’s combined ratio was 99.4% and 99.6% for the quarter and year ended December 31, 2014, respectively. In the prior year, this segment’s results were 102.3% and 101.5%, respectively. In the quarter and year ended December 31, 2014, we recognized $3.3 million and $5.7 million of adverse reserve development representing (7.7) points and (3.3) points of the loss and combined ratio, respectively. In the same periods in 2013, we recognized $1.0 million of favorable reserve development in the quarter and $4.7 million in adverse reserve development for the year representing 2.6 points and (2.8) points of the loss and combined ratio, respectively.

Net investment income for the fourth quarter of 2014 was $9.8 million. This amount compares to $10.7 million for the same period in 2013. For all of 2014, our net investment income was $43.0

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JRVR Announces Fourth Quarter Results

February 18, 2015

million compared to $45.4 million in the prior year. In both instances, this reduction was due to the $70 million dividend we paid on September 30, 2014, which reduced our investable assets, as well as declining portfolio yields, offset by positive operating cash flow. Our balance of cash and invested assets grew 7.7% from $1,217.1 million at December 31, 2013 to $1,310.6 million and 0.7% for the quarter from $1,302.1 million at September 30, 2014. Our annualized gross investment yield on average fixed maturity securities for the quarter and year ended December 31, 2014 was 3.3% and 3.5%, respectively. The average duration of our portfolio, excluding bank loans, as of December 31, 2014 was 3.8.

Dividend

The Company also announced that its Board of Directors declared a cash dividend of $0.16 per common share. The dividend is payable on Tuesday, March 31, 2015 to all shareholders of record on Monday, March 16, 2015.

Conference Call

James River Group Holdings will hold a conference call to discuss this press release tomorrow, February 19, 2015, at 9:00 a.m. Eastern time. Investors may access the conference call by dialing (877) 930-8055 Conference ID# 73179935 or via the internet by going to www.jrgh.net and clicking on the Investor Relations link. Please visit the website at least 15 minutes early to register, download and install any necessary audio software. A replay will be available shortly after the call and through the end of business on March 18, 2015 at the number and website referenced above.

Forward Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, plan, estimate or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: losses exceeding reserves; loss of key members or our management or employees; adverse economic factors; a decline in our financial strength; loss of a group of brokers or agents that generate significant portions of our business; losses in our investment portfolio; additional government or market regulation; potentially becoming subject to United States taxation and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Non-GAAP Financial Measures

In presenting James River Group Holdings’ results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including underwriting profit, net operating income, and return on tangible equity are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. These

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JRVR Announces Fourth Quarter Results

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measures should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included at the end of this press release.

About James River Group Holdings, Ltd.

James River Group Holdings, Ltd. is a Bermuda-based insurance holding company which owns and operates a group of specialty insurance and reinsurance companies founded by members of our management team. The Company operates in three specialty property-casualty insurance and reinsurance segments: Excess and Surplus Lines, Specialty Admitted Insurance and Casualty Reinsurance. The Company tends to focus on accounts associated with small or medium-sized businesses in each of its segments. Each of the Company’s regulated insurance subsidiaries are rated “A-” (Excellent) with a “positive outlook” by A.M. Best Company.

Visit James River Group Holdings, Ltd. on the web at www.jrgh.net

For more information contact:

Robert Myron

President and Chief Operating Officer

1-441-278-4583

InvestorRelations@jrgh.net

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JRVR Announces Fourth Quarter Results

February 18, 2015

James River Group Holdings, Ltd. and Subsidiaries

Summarized Consolidated Balance Sheet Data

(Unaudited)

	December 31, 2014	December 31, 2013
	($ in thousands, except for share amounts)
ASSETS
Invested assets:
Fixed maturity securities, available-for-sale	$756,963	$663,118
Fixed maturity securities, trading	7,388	17,306
Equity securities, available-for-sale	67,905	66,807
Bank loan participations held-for-investment	239,511	197,659
Short-term investments	131,856	71,518
Other invested assets	33,622	42,066
Total investments	1,237,245	1,058,474

Cash and cash equivalents	73,383	158,604
Accrued investment income	7,273	7,156
Premiums receivable and agents’ balances	162,527	135,889
Reinsurance recoverable on unpaid losses	127,254	119,467
Reinsurance recoverable on paid losses	1,725	1,010
Deferred policy acquisition costs	60,202	46,204
Goodwill and intangible assets	221,956	222,553
Other assets	67,727	57,436
Total assets	$1,959,292	$1,806,793

LIABILITIES AND SHAREHOLDERS’ EQUITY
Reserve for losses and loss adjustment expenses	$716,296	$646,452
Unearned premiums	277,579	218,532
Senior debt	88,300	58,000
Junior subordinated debt	104,055	104,055
Accrued expenses	31,107	14,535
Other liabilities	54,034	63,729
Total liabilities	1,271,371	1,105,303

Total shareholders’ equity	687,921	701,490
Total liabilities and shareholders’ equity	$1,959,292	$1,806,793

Tangible equity	$465,965	$478,937
Tangible equity per common share outstanding	$16.33	$16.78
Total shareholders’ equity per common share outstanding	$24.10	$24.58
Common shares outstanding	28,540,350	28,540,350
Debt to total capitalization ratio	21.9%	18.8%

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JRVR Announces Fourth Quarter Results

February 18, 2015

James River Group Holdings, Ltd. and Subsidiaries

Summarized Consolidated Income Statement Data

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
	($ in thousands, except for share data)
REVENUES
Gross written premiums	$103,151	$84,098	$518,767	$368,518
Net written premiums	$82,465	$70,903	$450,083	$325,166

Net earned premiums	$110,155	$81,569	$396,212	$328,078
Net investment income	9,816	10,672	43,005	45,373
Net realized investment gains (losses)	342	(373)	(1,336)	12,619
Other income	382	69	1,122	222
Total revenues	120,695	91,937	439,003	386,292

EXPENSES
Losses and loss adjustment expenses	65,432	42,683	237,368	184,486
Other operating expenses	34,084	25,765	133,055	114,804
Other expenses	13,164	72	16,012	677
Interest expense	1,686	1,577	6,347	6,777
Amortization of intangible assets	150	552	597	2,470
Total expenses	114,516	70,649	393,379	309,214
Income before taxes	6,179	21,288	45,624	77,078
Federal income tax expense (benefit)	(2,687)	3,258	939	9,741
NET INCOME	$8,866	$18,030	$44,685	$67,337
NET OPERATING INCOME	$18,785	$18,333	$58,424	$58,918

EARNINGS PER SHARE
Basic	$0.31	$0.63	$1.57	$2.21
Diluted	$0.31	$0.63	$1.55	$2.21

NET OPERATING INCOME PER SHARE
Basic	$0.66	$0.64	$2.05	$1.94
Diluted	$0.65	$0.64	$2.03	$1.93

Weighted-average common shares outstanding:
Basic	28,540,350	28,537,900	28,540,350	30,442,950
Diluted	28,878,751	28,769,250	28,810,301	30,500,800
Cash dividends declared per common share	$0.00	$0.00	$2.45	$0.00

Ratios:
Loss ratio	59.4%	52.3%	59.9%	56.2%
Expense ratio	30.9%	31.6%	33.6%	35.0%
Combined ratio	90.3%	83.9%	93.5%	91.2%

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JRVR Announces Fourth Quarter Results

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James River Group Holdings, Ltd. and Subsidiaries

Segment Results

EXCESS AND SURPLUS LINES

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
	($ in thousands)
Gross written premiums	$70,163	$50,514	$252,707	$192,394
Net written premiums	$57,506	$38,205	$208,124	$155,064

Net earned premiums	$57,473	$38,472	$195,786	$141,826
Losses and loss adjustment expenses	30,784	12,074	108,146	57,250
Underwriting expenses	13,842	9,574	53,427	41,053
Underwriting profit (a)	$12,847	$16,824	$34,213	$43,523

Ratios:
Loss ratio	53.6%	31.4%	55.2%	40.4%
Expense ratio	24.1%	24.9%	27.3%	28.9%
Combined ratio	77.6%	56.3%	82.5%	69.3%

(a) See "Reconciliation of Non-GAAP Measures."

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JRVR Announces Fourth Quarter Results

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SPECIALTY ADMITTED INSURANCE

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
	($ in thousands)
Gross written premiums	$18,933	$3,005	$59,380	$20,594
Net written premiums	$11,373	$2,631	$36,228	$18,169

Net earned premiums	$9,602	$4,713	$28,449	$17,908
Losses and loss adjustment expenses	4,905	3,330	15,179	12,066
Underwriting expenses	3,786	2,533	13,237	9,710
Underwriting profit (loss) (a)	$911	$(1,150)	$33	$(3,868)

Ratios:
Loss ratio	51.1%	70.7%	53.4%	67.4%
Expense ratio	39.4%	53.7%	46.5%	54.2%
Combined ratio	90.5%	124.4%	99.9%	121.6%

(a) See "Reconciliation of Non-GAAP Measures."

CASUALTY REINSURANCE

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
	($ in thousands)
Gross written premiums	$14,055	$30,579	$206,680	$155,530
Net written premiums	$13,586	$30,067	$205,731	$151,933

Net earned premiums	$43,080	$38,384	$171,977	$168,344
Losses and loss adjustment expenses	29,743	27,279	114,043	115,170
Underwriting expenses	13,094	11,997	57,267	55,734
Underwriting profit (loss) (a)	$243	$(892)	$667	$(2,560)

Ratios:
Loss ratio	69.0%	71.1%	66.3%	68.4%
Expense ratio	30.4%	31.3%	33.3%	33.1%
Combined ratio	99.4%	102.3%	99.6%	101.5%

(a) See "Reconciliation of Non-GAAP Measures."

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JRVR Announces Fourth Quarter Results

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RECONCILIATION OF NON-GAAP MEASURES

The following table reconciles the underwriting profit (loss) by individual operating segment and of the whole Company to consolidated income before taxes. We believe that these measures are useful to investors in evaluating the performance of our Company and its operating segments because our objective is to consistently earn underwriting profits. We evaluate the performance of our operating segments and allocate resources based primarily on underwriting profit (loss) of operating segments. Our definition of underwriting profit (loss) of operating segments and underwriting profit (loss) may not be comparable to that of other companies.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2014	2013	2014	2013
	($ in thousands)
Underwriting profit (loss) of the operating segments:
Excess and Surplus Lines	$12,847	$16,824	$34,213	$43,523
Specialty Admitted Insurance	911	(1,150)	33	(3,868)
Casualty Reinsurance	243	(892)	667	(2,560)
Total underwriting profit of operating segments	14,001	14,782	34,913	37,095
Other operating expenses of the Corporate and Other segment	(3,362)	(1,661)	(9,124)	(8,307)
Underwriting profit	10,639	13,121	25,789	28,788
Net investment income	9,816	10,672	43,005	45,373
Net realized investment gains (losses)	342	(373)	(1,336)	12,619
Other income	382	69	1,122	222
Interest expense	(1,686)	(1,577)	(6,347)	(6,777)
Other expenses	(13,164)	(72)	(16,012)	(677)
Amortization of intangible assets	(150)	(552)	(597)	(2,470)
Consolidated income before taxes	$6,179	$21,288	$45,624	$77,078

We define net operating income as net income excluding net realized investment gains and losses, expenses related to due diligence costs for various merger and acquisition activities, costs associated with our initial public offering, severance costs associated with terminated employees, impairment charges on goodwill and intangible assets and gains on extinguishment of debt. We use net operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Net operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and our definition of net operating income may not be comparable to that of other companies.

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JRVR Announces Fourth Quarter Results

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Our income before taxes and net income for the three months and years ended December 31, 2014 and 2013, respectively, reconciles to our net operating income as follows:

	Three and Twelve Months Ended December 31, 2014
	Three Months		Twelve Months
	Income Before Taxes	Net Income	Income Before Taxes	Net Income
	($ in thousands)
Income as reported	$6,179	$8,866	$45,624	$44,685
Net realized investment (gains) losses	(342)	(1,613)	1,336	(890)
Initial public offering costs	13,074	11,367	14,930	13,223
Other expenses	90	58	1,082	977
Interest expense on leased building the Company is deemed to own for accounting purposes	164	107	659	429
Net operating income	$19,165	$18,785	$63,631	$58,424

	Three and Twelve Months Ended December 31, 2013
	Three Months		Twelve Months
	Income Before Taxes	Net Income	Income Before Taxes	Net Income
	($ in thousands)
Income as reported	$21,288	$18,030	$77,078	$67,337
Net realized investment (gains) losses	373	150	(12,619)	(9,427)
Other expenses	72	46	677	577
Interest expense on leased building the Company is deemed to own for accounting purposes	165	107	663	431
Net operating income	$21,898	$18,333	$65,799	$58,918

We define tangible equity as the sum of shareholders’ equity less goodwill and intangible assets (net of amortization). Our definition of tangible equity may not be comparable to that of other companies, and it should not be viewed as a substitute for shareholders’ equity calculated in accordance with GAAP. We use tangible equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure. The following table reconciles shareholders’ equity to tangible equity for the years ended December 31, 2014 and 2013.

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JRVR Announces Fourth Quarter Results

February 18, 2015

	December 31,
	2014	2013
	($ in thousands)

Shareholders’ equity	$687,921	$701,490
Less: Goodwill and intangible assets	221,956	222,553
Tangible equity	$465,965	$478,937

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